Exhibit 4.1

FIRST AMENDMENT TO WARRANTS

FIRST AMENDMENT TO WARRANTS, dated December     , 2012 (this “Amendment”), by and among University General Health System, Inc., a Nevada corporation (the “Company”), and each party listed on the signature pages hereto (collectively, the “Holders”).

WHEREAS, the Company entered into the Securities Purchase Agreement, dated April 30, 2012 (the “Securities Purchase Agreement”), with the Holders;

WHEREAS, pursuant to the Securities Purchase Agreement, on May 2, 2012, the Company issued to each of the Holders a Common Stock Purchase Warrant (the “Warrants”);

WHEREAS, Section 5(l) of each Warrant provides that written consent of the holder thereof and the Company shall be required for any amendment to such Warrant; and

WHEREAS, on the terms and subject to the conditions set forth herein, the Company and the Holders hereby consent to amend the terms of the Warrants as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein and in the Warrants, the parties hereby agree as follows:

Section 1 Definitions. Unless otherwise specified herein, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Warrants.

Section 2 Representations and Warranties. The Company has the requisite corporate power and authority to enter into and to consummate this Amendment. The execution and delivery of this Amendment has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith. This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3 Amendments.

(a) Section 3(b) shall be amended and restated in its entirety to read as follows:

“b) No Dilutive Issuances. The Company shall not, on or after December     , 2012, effect any Dilutive Issuance without the prior written consent of the Holder determined in its sole discretion. As used herein, the term “Dilutive Issuance” shall mean any issuance or sale of any Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Exempt Issuance) for a consideration per share less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale.”

(b) Section 3(e) shall be amended by deleting the following words from such section:

“Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.”

Section 4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 5 Effectiveness and Counterparts. The Amendment shall become effective when, and only when, the Company and the Holders shall have executed and delivered this Amendment. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 6 Greenshoe Warrants. Each Holder agrees that each Warrant issued to such Holder pursuant to the exercise of Greenshoe Rights (as defined in the Securities Purchase Agreement) shall reflect the amendments to Section 3(b) and Section 3(e) of the Warrants contained herein.

Section 7 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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Section 8 Prior Agreements. This Amendment and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersede any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.

Section 9 Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment.

Section 10 Amendments. Any amendments or modifications must be executed in writing by all parties hereto.

Section 11 No Further Effect. Except as explicitly modified by this Amendment, the Warrants shall remain in full force and effect in accordance with their terms.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

UNIVERSITY GENERAL HEALTH SYSTEM, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

ALPHA CAPITAL ANSTALT

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

BRIO CAPITAL L.P.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

HILLAIR CAPITAL INVESTMENTS L.P.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

MICRO PIPE FUND I, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

MJ FIL INVESTMENTS LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

NEXT VIEW CAPITAL LP

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

OPTIONS OPPORTUNITY CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

OSHER CAPITAL PARTNERS LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Warrants as of the date first above written.

WARBURG OPPORTUNISTIC TRADING FUND L.P.

By:
Name:
Title: